EXHIBIT  5.1





                       KRYS  BOYLE  FREEDMAN  &  SAWYER,  P.C.
                               Attorneys  at  Law
TELEPHONE                   Suite  2700  South  Tower                  FACSIMILE
(303)  893-2300              600  Seventeenth  Street             (303) 893-2882
                          Denver,  Colorado  80202-5427


                                October  9,  2001

Peoplesway.com,  Inc.
2969  Interstate  Street
Charlotte,  NC  28208

     Re:  SEC  Registration  Statement  on  Form  S-8

Gentlemen:

     We are counsel for Peoplesway.com, Inc., a Nevada corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of common stock which may be issued upon the exercise of options granted under the Company's 2001 Incentive Plan through a Registration Statement on Form S_8 of which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of Nevada, as amended;

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Stockholders of the Company;

     (3)  The  Registration  Statement;  and

     (4) The exhibits to the Registration Statement to be filed with the Commission.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the 1,000,000 shares of the Company's $.001 par value common stock which may be issued upon the exercise of options under the 2001 Incentive Plan will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of such options, be duly and validly authorized, legally issued, fully paid and non_assessable.

     We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                Very  truly  yours,

                                KRYS  BOYLE  FREEDMAN  &  SAWYER,  P.C.


                                By:  /s/  Stanley  F.  Freedman,  P.C.
                                    Stanley  F.  Freedman,  P.C.